Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) effective March 8, 2005, by and among Victory Capital Holdings Corporation, a Nevada corporation (“VTYC” or the “Company”) Victory Communication Services Inc. (“VCSI”), a wholly-owned subsidiary of VTYC, Union Media News Corporation, (UMN), a Nevada corporation, Jim Boardman, as an individual (referred to as “Boardman”) and as the sole shareholder of UMN (referred to as the “UMN Shareholder”). VTYC, VCSI, UMN, Boardman and the UMN Shareholder are sometimes collectively referred to as the “Parties”.

Introduction. VTYC is a publicly held corporation in the business of promoting telephony-based products to large user groups. UMN is a privately held corporation in the business of marketing to large user groups of telephony products. VTYC, UMN and the UMN Shareholder have determined that it is in their respective best interests, pursuant to the terms of this Agreement: (i) to have UMN become a wholly owed subsidiary of VTYC; and (ii) to have the UMN Shareholder acquire twenty percent (20%) of the outstanding shares of Victory Communication Services Inc. (“VCSI”), a wholly-owned subsidiary of VTYC.

Article I. Plan Of Reorganization.

1.1 Reorganization Events. At the Closing, the following transactions will occur as part of the reorganization provided for by this Agreement (such events being referred to as the “Reorganization” or the “Reorganization Events”):

a. The UMN Shareholder will transfer and assign to VTYC, a total of 100% of the common stock of UMN (the “UMN Shares”), free and clear of all liens, charges or other encumbrances (“Liens”), representing one hundred percent (100%) of the capital of UMN;

b. VTYC will transfer to the UMN Shareholder a total of 20% of common stock of VCSI (the “VCSI Shares”), which VCSI Shares will be free and clear of all Liens and allocated among the UMN Shareholder. Specific allocation to the individual UMN Shareholder shall be supplied at closing as Exhibit C to this agreement.

c. It is acknowledged that none of the UMN Shares or VCSI Shares will be registered  under the United States Securities Act of 1933, as amended (the “Securities Act”), and any  certificates representing such UMN Shares and VCSI Shares will contain a legend restricting  the distribution, resale, transfer, pledge, hypothecation or other disposition of the securities  unless and until such securities are registered under the Securities Act or an opinion of  qualified counsel is received that registration is not required under the Securities Act).

d. As a result of the actions provided in this §1.1 UMN will become a wholly owned  subsidiary of VTYC.

e. The UMN Shares and the VCSI Shares are to be issued pursuant to section 4(2) of the Securities Act or any available exemption from federal registration.

f. After the Closing, the management of VTYC, VCSI, and UMN will agree on specific performance goals for UMN which will result in VTYC management using their best efforts to effect a spin-out of UMN to the shareholders of VTYC and UMN with the management of UMN retaining eighty-five percent (85%) of the issued and outstanding shares of UMN which can be used to raise money and or honor existing or future employment agreements. Upon the successful completion of such spin out, VTYC and VCSI management will continue to cooperate with the management of UMN to establish UMN as a reporting company under SEC regulations, trading on either the OTC Bulletin Board or the NASDAQ Small Cap Market.

g. After the spin out, as provided for in the previous paragraph, UMN and VTYC will cooperate in various joint ventures (the “Joint Ventures”) on terms to be agreed upon at such times as the Joint Ventures are commenced to share resources and revenues for projects related to their respective businesses. As additional consideration for this Agreement, during the time before any such Joint Ventures are launched, whether before or after such spin out, UMN will pay to VTYC the greater of (i) fifteen percent (15%) of UMN’s net revenues, as shown on the financial statements of UMN prepared in accordance with GAAP, or (ii) ten thousand dollars ($10,000.00) per month starting at the third month after the formation of any such joint ventures. At such time the Joint Ventures are established and income is realized to VTYC in excess of fifteen percent (15%) of the net revenues of UMN, the fifteen percent (15%) payment to VTYC will no longer apply.

h. After the Closing, VTYC will use its best efforts to assist UMN in obtaining financing of a minimum of three hundred thousand dollars ($300,000.00) within sixty (60) days from the Closing, and thereafter such other funds as UMN requires for its operation.. As additional consideration for this Agreement, UMN agrees to allow VTYC borrow on terms to be agreed upon at such time up to ten percent (10%) of any such funds obtained for UMN with the direct or indirect assistance of VTYC.

i. If VTYC does not obtain the minimum of three hundred thousand dollars ($300,000.00) in financing within sixty (60) days from the Closing, (i) UMN will return the VCSI stock it received from VCSI to VCSI, (ii) VTYC will return the UMN stock it received from UMN and /or the UNM Shareholder to the Party from who it was received, (iii) all funds provided to UNM by VTYC will be repaid to VTYC, and (iv) any obligations between the parties based solely on the terms of this Agreement, including any obligations of UMN to share revenue with VTYC will immediately terminate. However, if UNM is unable to immediately repay to VTYC all funds provided by VTYC to UNM, then, in lieu of such payment, VTYC may elect to retain fifteen percent (15%) of the stock it had received from UNM. This paragraph is not intended to modify the terms of any joint venture which may have been entered into between the Parties, or any of them.

j. If, having obtained the financing set forth in the previous paragraph, VTYC does not complete the spin out of UMN within one year of the Closing, (i) UMN will return the VCSI stock it received from VCSI to VCSI, (ii) VTYC will return the UMN stock it received from UMN and /or the UNM Shareholder to the Party from who it was received, (iii) all funds provided to UNM by VTYC will be repaid to VTYC, and (iv) any obligations between the parties based solely on the terms of this Agreement, including any obligations of UMN to share revenue with VTYC will immediately terminate. However, if UNM is unable to immediately repay to VTYC all funds provided by VTYC to UNM, then, in lieu of such payment, VTYC may elect to retain fifteen percent (15%) of the stock it had received from UNM. This paragraph is not intended to modify the terms of any joint venture which may have been entered into between the Parties, or any of them.

k. Until either (i) the spin out as described above is effective, after which the Board of Directors will be elected by the shareholders, and the officers will be appointed by such Board of Directors; or (ii) either of the events described in the immediately preceding paragraphs 1.1.i. or 1.1.j. occurs and the UMN stock is returned to the UMN shareholder as specified in the foregoing paragraphs 1.1.i. or 1.1.j., UNM will retain its existing Board of Directors, officers and management positions. However, VTYC will be allowed to name two (2) additional directors to be on the Board of Directors of UNM during the period just described, which directors will resign upon the occurrence of either event identified in the foregoing paragraphs 1.1.i or 1.1.j.

Article II. The Closing

2.1 The Closing of the Reorganization (the “Closing”) will take place at such time and place as the parties may mutually agree. The Closing will be complete only when all of the deliverables set forth in the following sub-sections have been delivered. Should the Closing not be completed, this Agreement will be terminated with no liabilities either under this Agreement or related to such termination accruing to any of the Parties.

2.2 At the Closing, UMN will deliver to VTYC:

a. Transfer Powers for the UMN Shares, assigning to VTYC all right, title and interest in the UMN Shares, representing one hundred percent (100%) of the UMN Shares then outstanding;

b. a certificate from the UMN and the UMN Shareholder, certifying that the representations and warranties made by them in Article 3 are true and correct and that there has been no material adverse changes in financial condition of UMN since December 31, 2004;

c. a Good Standing Certificate for UMN from the State of Nevada;

d. a certificate signed by an officer of UMN evidencing that:

i. UMN is corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

ii. UMN is authorized to carry on their businesses as now being conducted;

iii. This Agreement has been duly authorized, executed and delivered by UMN and is a valid and binding obligation of UMN and enforceable in     accordance with its terms;

iv. UMN, through its Officers and Directors, has taken all actions necessary to authorize the execution, delivery and performance of this Agreement; and all    actions necessary to be in compliance with all applicable law; and

          v. except as referred to herein, UMN knows of no actions, suits, or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting UMN; and no unsatisfied judgments against UMN;

e. a copy of all of the corporate records of UMN and a certificate by an officer of UMN that such records are true and correct copies of all corporate records of UMN;

f. such other documents as counsel for VTYC shall reasonably request.

2.3 At the Closing, VTYC will each deliver to UMN:

a. Transfer Powers for the Shares, assigning to UMN all right, title and interest in the VCSI Shares;

b. a Good Standing Certificate for VTYC and for VCSI from the State of Nevada;

c. a certificate signed by an officer of VTYC evidencing that:

i. VTYC is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada;

ii. VTYC has the corporate power to carry on its business as now being conducted;

iii. this Agreement has been duly authorized, executed and delivered by VTYC and is a valid and binding obligation of VTYC and enforceable in accordance with its   terms;

iv. VTYC, through its Board of Directors, has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement;   and all corporate action necessary to be in compliance with the statutory requirements of the state of Nevada;

        v. the documents executed and delivered to UMN hereunder are valid and binding in accordance with their terms and vest in UMN all right title and interest in   and to the UMN Shares and said stock when issued shall be validly issued, fully paid, and non-assessable; and

vi. except as referred to herein, VTYC knows of no actions suit or other legal proceedings or investigations pending or threatened against or relating to or    materially adversely affecting VTYC; and no unsatisfied judgments against VTYC.; and

d. a certificate signed by an officer of VCSI evidencing that:

i. VCSI is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada;

ii. VCSI has the corporate power to carry on its business as now being conducted;

iii. this Agreement has been duly authorized, executed and delivered by VCSI and is a valid and binding obligation of VCSI and enforceable in accordance    with its terms;

iv. VCSI, through its Board of Directors, has taken all corporate action  necessary to authorize the execution, delivery and performance of this Agreement;   and all corporate action necessary to be in compliance with the statutory requirements of the state of Nevada;

        v. the documents executed and delivered to UMN hereunder are valid and binding in accordance with their terms and vest in UMN all right title and interest in   and to the UMN Shares and said stock when issued shall be validly issued, fully paid, and non-assessable; and

vi. except as referred to herein, VCSI knows of no actions suit or other legal proceedings or investigations pending or threatened against or relating to or    materially adversely affecting VCSI; and no unsatisfied judgments against VCSI.;  and

e. such other documents as counsel for UMN shall reasonably request.

Article III. Representations and Warranties

3.1 UMN and the UMN Shareholder hereby jointly and severally represent and warrant to VTYC  that:

a.
Organization. UMN will be at the Closing incorporated in the state of Nevada. UMN will be at the Closing, a corporation duly organized, validly existing and in good standing under the laws of Nevada and has full corporate power and authority to consummate the transactions contemplated hereby. Prior to the consummation of the transactions contemplated hereby, UMN will be duly qualified and/or licensed to do business in each jurisdiction in which such qualification or licensing is necessary.

b.
Shares. The authorized capital stock of UMN consists of 100% shares of common stock par value $0.001. No other shares of capital stock are authorized by the Articles of Incorporation of UMN. As of the Closing, the UMN Shares to be transferred to VTYC by the UMN Shareholder will constitute all duly and validly issued shares of UMN, and they shall be fully paid and nonassessable; and will be delivered free and clear of any liens or encumbrances.

c.
Financial Statements. Attached hereto as EXHIBIT A are UMN’s unaudited financial statements as of and for the period ending December 31, 2004, including UMN’s balance sheet, statement of income (loss), and its statement of cash flows (the "Year End UMN Financial Statements"). The Year End UMN Financial Statements are all true and correct and prepared in conformity with Generally Accepted Accounting Principles.

d.
Adverse Changes. From and after the date of the Year End UMN Financial Statements, through the Closing, there have not been and will not be any material adverse changes in the financial position of UMN as set forth in the Year End UMN Financial Statements.

e.
Litigation. UMN is not and as of the Closing will not be, to the best of its knowledge, involved in any pending litigation or governmental investigation or proceeding not reflected in the Year End UMN Financial Statements or otherwise disclosed in writing to VTYC and, to the knowledge of the UMN Shareholder, no litigation or governmental investigation or proceeding is threatened against UMN.

f.
No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the Articles of Incorporation or Bylaws of UMN; (ii) violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which UMN is a party or by which any of its property or assets may be bound; (iii) result in the creation of any lien, charge or encumbrance upon the properties or assets of UMN; or (iv) violate any judgment, order, injunction, decree or award against or binding upon UMN or upon its securities, property or business.

g. No Undisclosed Liabilities. UMN has no liabilities not expressly disclosed in the Year   End UMN Financial Statements.

h.
Taxes. UMN has filed all Tax returns and forms that it has been required to file, and paid all taxes shown therein as owing. All such Tax returns were completed and filed in accordance with applicable law. UMN is not subject to or threatened with any action, suit, proceeding, investigation, audit or claim with respect to the payment of any Tax. UMN is not a party to any Tax allocation or sharing agreement with any party. As used herein, “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, profit, customs, duties, real property, personal property, capital stock, intangibles, social security, employment, unemployment, disability, payroll, license, employee, or other tax, withholding tax, or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

      i.     ERISA. UMN has no liability or contingent liability under any employee pension benefit plans (“Pension Benefit Plans”) as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) or under any Welfare Benefit Plans” as defined in Section 3(1) of ERISA or under any multiemployer plan as defined in Section 3(37) of ERISA. UMN has no liability to make any contributions under the terms of any Pension Benefit Plan. UMN is not responsible for or liable in connection with any Welfare Benefit Plans, under which any material claims for benefits are in dispute, or for  the compliance as to any such Plan with any applicable requirements, if any, of ERISA and  the Internal Revenue Code, including but not limited to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, to provide health care continuation coverage (Section 4980B(f) of the Code).

j. Subsidiaries. UMN currently has no subsidiaries.

3.2. VTYC represents and warrants as follows:

a.
Organization. VTYC was formed in the state of Nevada on January 7, 1982. VTYC is, and as of the date of the Closing will be, a corporation duly organized, validly existing and in good standing under the laws of Nevada. VTYC has full power and authority to consummate the transactions contemplated hereby. Prior to the consummation of the transactions contemplated hereby, VTYC will be duly qualified and/or licensed to do business in each jurisdiction in which such qualification or licensing is necessary.

b.
Shares. The authorized capital stock of VCSI consists of 100% shares of common stock par value $0.001. No other shares of capital stock are authorized by the Articles of Incorporation of VCSI. As of the Closing, the VCSI Shares to be transferred to UMN by VTYC will constitute twenty percent (20%) of the duly and validly issued shares of VCSI, and they shall be fully paid and nonassessable; and will be delivered free and clear of any liens or encumbrances.

c.	Necessary Action. VTYC has taken all necessary action to authorize the execution of this Agreement and the transactions contemplated hereunder.

d.
No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby: (i) will violate any provision of the Articles of Incorporation of VTYC; (ii) will violate, conflict with or result in breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which VTYC is a party or by which any of its property or assets may be bound; (iii) will result in the creation of any lien, charge or encumbrance upon the properties or assets of VTYC; or (iv) will violate any judgment, order, injunction, decree or award against or binding upon VTYC, or upon its securities, property or business.

e.
Financial Statements. Attached hereto as EXHIBIT B are VTYC’s and VCSI’s unaudited financial Statements as of and for the period ending December 31, 2004 including its balance sheet, its statement of income (loss), and its statement of cash flows, (the "Year End VTYC Financial Statements. The Year End VTYC Financial Statements are all true and correct and prepared in conformity with Generally Accepted Accounting Principles.

f.
Material Adverse Changes. From and after December 31, 2004 there have not been, and prior to the Closing there will not be, any material adverse changes in the financial position of VTYC as set forth in the Year End VTYC Financial Statements except changes arising in the ordinary course of business.

      g.    Litigation. VTYC is not, and as of the Closing will not be, involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not disclosed in the Year End VTYC Financial Statements, and to the knowledge of VTYC,  no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against VTYC.

h.     No Undisclosed Liabilities. VTYC has no liabilities not expressly disclosed in the Year End VTYC Financial Statements.

i.
Taxes. VTYC has filed all Tax returns and forms that it has been required to file, and paid all taxes shown therein as owing. All such Tax returns were completed and filed in accordance with applicable law. VTYC is not subject to or threatened with any action, suit, proceeding, investigation, audit or claim with respect to the payment of any Tax. VTYC is not a party to any Tax allocation or sharing agreement with any party.

j.
ERISA. VTYC has no liability or contingent liability under any employee pension benefit plans (“Pension Benefit Plans”) as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) or under any Welfare Benefit Plans” as defined in Section 3(1) of ERISA or under any multiemployer plan as defined in Section 3(37) of ERISA. VTYC has no liability to make any contributions under the terms of any Pension Benefit Plan. VTYC is not responsible for or liable in connection with any Welfare Benefit Plans, under which any material claims for benefits are in dispute, or for the compliance as to any such Plan with any applicable requirements, if any, of ERISA and the Internal Revenue Code, including but not limited to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, to provide health care continuation coverage (Section 4980B(f) of the Code).

k.     Subsidiaries. VTYC currently has the following wholly owned subsidiaries: VEI, Victory Energy, Inc., VII, Victory Industrial, Inc., and VCSI, Victory Communications                      Services, Inc.

3.3. VCSI represents and warrants as follows:

a.
Organization. VCSI was formed in the state of Nevada. VCSI is, and as of the date of the Closing will be, a corporation duly organized, validly existing and in good standing under the laws of Nevada. VCSI has full power and authority to consummate the transactions contemplated hereby. Prior to the consummation of the transactions contemplated hereby, VCSI will be duly qualified and/or licensed to do business in each jurisdiction in which such qualification or licensing is necessary.

b.
Shares. The authorized capital stock of VCSI consists of 100% shares of common stock par value $0.001. No other shares of capital stock are authorized by the Articles of Incorporation of VCSI. As of the Closing, the VCSI Shares to be transferred to UMN by VTYC will constitute twenty percent (20%) of the duly and validly issued shares of VCSI, and they shall be fully paid and nonassessable; and will be delivered free and clear of any liens or encumbrances.

c.	Necessary Action. VCSI has taken all necessary action to authorize the execution of this Agreement and the transactions contemplated hereunder.

d.
No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby: (i) will violate any provision of the Articles of Incorporation of VCSI; (ii) will violate, conflict with or result in breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which VCSI is a party or by which any of its property or assets may be bound; (iii) will result in the creation of any lien, charge or encumbrance upon the properties or assets of VCSI; or (iv) will violate any judgment, order, injunction, decree or award against or binding upon VCSI, or upon its securities, property or business.

e.
Financial Statements. Attached hereto as EXHIBIT C are VCSI’s unaudited financial Statements as of and for the period ending December 31, 2004 including its balance sheet, its statement of income (loss), and its statement of cash flows, (the "Year End VCSI Financial Statements. The Year End VCSI Financial Statements are all true and correct and prepared in conformity with Generally Accepted Accounting Principles.

f.
Material Adverse Changes. From and after December 31, 2004 there have not been, and prior to the Closing there will not be, any material adverse changes in the financial position of VCSI as set forth in the Year End VCSI Financial Statements except changes arising in the ordinary course of business.

g.
Litigation. VCSI is not, and as of the Closing will not be, involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not disclosed in the Year End VCSI Financial Statements, and to the knowledge of VCSI, no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against VCSI.

h. No Undisclosed Liabilities. VCSI has no liabilities not expressly disclosed in the    Year End VCSI Financial Statements.

i.
Taxes. VCSI has filed all Tax returns and forms that it has been required to file, and paid all taxes shown therein as owing. All such Tax returns were completed and filed in accordance with applicable law. VCSI is not subject to or threatened with any action, suit, proceeding, investigation, audit or claim with respect to the payment of any Tax. VCSI is not a party to any Tax allocation or sharing agreement with any party.

j.
ERISA. VCSI has no liability or contingent liability under any employee pension benefit plans (“Pension Benefit Plans”) as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) or under any Welfare Benefit Plans” as defined in Section 3(1) of ERISA or under any multiemployer plan as defined in Section 3(37) of ERISA. VCSI has no liability to make any contributions under the terms of any Pension Benefit Plan. VCSI is not responsible for or liable in connection with any Welfare Benefit Plans, under which any material claims for benefits are in dispute, or for the compliance as to any such Plan with any applicable requirements, if any, of ERISA and the Internal Revenue Code, including but not limited to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, to provide health care continuation coverage (Section 4980B(f) of the Code).

Article IV Conditions Precedent To Closing

4.1 All obligations of UMN and the UMN Shareholder under this Agreement are subject to the fulfillment prior to or as of the Closing date of each of the following conditions:

a.
Representations and Warranties. The representations and warranties by VTYC contained in this Agreement or in any certificate or document delivered to UMN pursuant to the provisions hereof shall be true at and as of the time the Closing as though such representations and warranties were made at and as of such time.

b.	Covenants. VTYC shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

c. Receipt of Documents. UMN shall have received all of the documents to be    delivered to UMN hereunder.

4.2 All obligations of VTYC and VCSI under this Agreement are subject to the Completion by UMN, prior to or as of the Closing date of each of the following conditions:

a.
Representations. The representations and warranties by UMN contained in this Agreement in any certificate or document delivered to VTYC pursuant to the provisions hereof shall be true at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

b. Receipt of Documents. VTYC shall have received all of the documents to be    delivered to VTYC hereunder.

c.
Covenants. UMN and the UMN Shareholder shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

Article V Covenants

5.1 Prior to the Closing, UMN, VCSI, and VTYC agree not to do any of the following acts prior to the Closing, and the UMN Shareholder agree that prior to the Closing they will not request or permit UMN to do any of the following acts:

    a. declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock;

    b. engage in any business or incur any liabilities except in the normal course of business or for the normal accrual of franchise taxes.

Article VI Publicity

6.1 Each Party hereto agrees not to issue any press release or make any public statement (except as required by law) with respect to the transactions contemplated hereby without the consent of the other party. Each Party hereto agrees to keep confidential all information provided them by any other Party hereto.

Article VII  Indemnification

7.1 UMN and the UMN Shareholder agree to jointly and severally indemnify, defend and hold harmless VTYC and its respective, officers, employees, shareholders and any Affiliates of the foregoing, and their successors and assigns (collectively, the "VTYC Group") from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever suffered or incurred by the VTYC Group which, directly or indirectly, arise out of, result from or relate to, (i) any inaccuracy in or any breach of any representation or warranty of UMN or the UMN Shareholder, or (ii) any breach of any covenant or agreement of UMN or the UMN Shareholder contained in this Agreement.

7.2 VTYC agrees to indemnify, defend and hold harmless UMN and the UMN Shareholder and their respective, officers, employees, shareholders and any Affiliates of the foregoing, and their successors and assigns (the " UMN Group") from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever suffered or incurred by the UMN Group which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of VTYC contained in this Agreement, or (ii) any breach of any covenant or agreement of VTYC contained in this Agreement.

7.3 Method of Asserting Claims. The party making a claim under this Article 7 is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article 7 is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article 7 shall be asserted and resolved as follows:

(a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall within fifteen (15) days notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, being the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or harmed. The Indemnifying Party may elect to assume the defense of any such claim or demand by delivering written notice to the Indemnified Party of such election. Any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party assuming such defense, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall assume such defense, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party and its counsel in contesting any claim or demand, which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case.

(b) In the event any Indemnified Party shall have a claim against any Indemnifying Party  hereunder which does not involve a claim or demand being asserted against or sought to be  collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect  to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such  claim within thirty (30) days of receipt of the Claim Notice the amount of such claim shall be  paid to the Indemnified Party within forty-five (45) days of receipt of the Claim Notice.
(c) So long as any right to indemnification exists pursuant to this Article 7, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

7.4 Time for Asserting Claims. All claims for indemnification under this Article 7 must be made within one (1) year from the Closing of this Agreement.

Article VIII Nature And Survival Of Representations.

8.1 All representations, warranties and covenants made by any party in this Agreement shall survive the closing hereunder for 13 months after the Closing. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and Agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, Agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

Article IX Miscellaneous.

9.1 Entire Agreement. This Agreement, including the exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire agreement and understanding of the Parties with respect to the matters herein set forth. All prior negotiations, agreements and understandings between the Parties with respect to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement.

9.2 Notices. Any notices which any of the Parties hereto may desire to serve upon any of the Parties hereto shall be in writing and shall be conclusively deemed to have been given when received if sent by reputable overnight delivery service such as Federal Express or if sent by e-mail (with a copy sent by mail or by telefax) if sent to the address(es) provided below (or such other address(es) of which any party notifies the other parties from time to time):

if to UMN:

Jim Boardman
318 North Carson Street
Suite 208
Carson City, Nevada 89701
Telephone/Fax 800 900 9312
Email : jbunionmedia@aol.com

if to VTYC or VCSI:
Jon Fullenkamp
27762 Antonio Parkway
Suite L1-497
Ladera Ranch, California 92694
e-mail: jon@vtyc.com
Fax: 866 279 9257

with a copy to:
Philip J. Englund
3460 Corte Clarita
Carlsbad, CA 92009
e-mail: your.gc@adelphia.net
Fax: 760-753-7005

9.3 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of parties.

9.4 Choice Of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of law provisions. The exclusive jurisdiction for any litigation arising out of or relating to this Agreement shall be in the state and federal courts located in San Diego County in the State of California.

9.5 Counterparts. This Agreement may be signed in one or more counterparts all of which taken together shall constitute an entire Agreement. Photocopies, facsimiles or .pdf copies of signature pages shall be deemed sufficient to bind the Parties. The Parties agree that they shall allow their counsel to fully cooperate with each other to execute multiple copies of the various documents herein as need to facilitate execution and exchange of this Agreement and the various other agreements and Certificates provided for in this Agreement.

9.6 Further Assurance. At any time, and from time to time, after the Closing, each Party will execute such additional instruments and take such action as may be reasonably requested by any other Party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

9.7 Waiver. Any failure on the part of any Party hereto to comply with any of its obligations, Agreements or conditions hereunder may be waived in writing by the Party to whom such compliance is owed.

9.8 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to the law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

9.9 Headings and Introduction. The headings used in this Agreement as well as the Introduction section of this Agreement shall be deemed to be part of this Agreement.

In Witness Whereof, the Parties hereto have executed this Agreement as of the date first above written.

Union Media News Corporation, “UMN” by

_/s/ Jim Boardman______________________ Date__March 10, 2005_________________
Jim Boardman
President & CEO

Victory Capital Holdings Corporation, “VTYC”, by

_/s/ Jon Fullenkamp____________________ Date____March 10, 2005_________________
Jon Fullenkamp
Chairman & CEO

_/s/ Jim Boardman_____________________ Date _____March 10, 2005________________
Jim Boardman, as the UNM Shareholder

Victory Communication Services Inc., “VCSI”, by

_/s/ Jon Fullenkamp_____________________ Date ____March 10, 2005-_______________
Jon Fullenkamp
Chairman & CEO